UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CRYOPORT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20382 Barents Sea Circle
Lake Forest, CA 92630

SUPPLEMENT TO PROXY STATEMENT
RELATING TO 2015 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement should be read together with the definitive proxy statement (the “Proxy Statement”) of Cryoport, Inc., a Nevada Corporation (the “Company”), filed with the Securities and Exchange Commission on October 1, 2015 in connection with the Company’s 2015 Annual Meeting of Stockholders to be held at The Cornell Club - New York, 6 East 44th Street, New York, NY 10017 on Wednesday, October 28, 2015, at 10:00 a.m. EST.

The purpose of this filing is to correct an error in the Proxy Statement relating to the “broker non-vote” voting rules that apply to “Proposal No. 4 — To amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 20,833,333 shares to 50,000,000 shares” in the Proxy Statement (“Proposal No. 4”).

Background

As background, broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares. Various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you.

Proxy Statement Correction

For shares held in street name, the Proxy Statement inadvertently stated that a broker non-vote will occur if a stockholder does not provide voting instructions with respect to Proposal No. 4 and, as a result, broker non-votes will have the same effect as negative votes for Proposal No. 4. The Company desires to correct this misstatement and hereby amends the Proxy Statement to clarify that Proposal No. 4 is deemed a routine matter. As such, a record owner (for instance, the brokerage firm or bank) may vote on Proposal No. 4 if such record owner does not receive voting instructions from the beneficial owner with respect to Proposal No. 4.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.